UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 29, 2010
Life Technologies Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25317	33-0373077

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5791 Van Allen Way, Carlsbad, CA	92008

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (760) 603-7200
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Restated Financial Statements to reflect a Change in Accounting Principle
Unless otherwise specific or the context otherwise indicates, all references to the words “The Company”, “we” or “Life Technologies” refer to Life Technologies Corporation and all entities included in our consolidated financial statements. This Form 8-K amends the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.
On January 1, 2009, we retroactively adopted Financial Accounting Standards Board (FASB) Staff Position (FSP) No. Accounting Principles Board (APB) 14-1, Accounting for Convertible Debt Instruments that May be Settled in Cash upon Conversion (Including Partial Cash Settlement) (FSP APB 14-1) (subsequently codified by the Financial Accounting Standards Board in ASC 470-20 Topic of Debt with Conversion and Other Options) that significantly impacts the accounting for convertible debt. The FSP requires cash settled convertible debt, such as the Company’s $1,150.0 million aggregate principal amount of convertible notes that are currently outstanding, to be separated into debt and equity components at issuance and a value to be assigned to each. The value assigned to the debt component is the estimated fair value, as of the issuance date, of a similar bond without the conversion feature. The difference between the bond cash proceeds and this estimated fair value is recorded as a debt discount and amortized to interest expense over the expected life of the bond, with the corresponding offset to additional paid in capital. FSP APB 14-1 is required to be applied retrospectively to all periods presented. Accordingly, the Company has amended and restated its consolidated financial statements as of and for the fiscal years ended December 31, 2008, 2007 and 2006, including selected financial data for the periods presented. This will permit the Company to incorporate these financial statements in future Securities and Exchange Commission (SEC) filings. This Form 8-K is being filed to give effect to such amendments and restatements by amending and restating the following sections of the Company’s Annual Report on Form 10-K, which amendments and restatements are included as exhibits to, and included in, this Current Report on Form 8-K:
•	Item 6: Selected Financial Data

•	Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Item 8: Financial Statements and Supplementary Data (including Notes to Consolidated Financial Statements)
The Company also has reclassified on the balance sheet the classification of the Mass Spectrometry joint venture to comply with the treatment under APB 18, The Equity Method of Accounting for Investments in Common Stock, in the current period. As a result of this adjustment, which did not impact the statement of operations the Company has reclassified $357.4 million from goodwill and $88.1 million from intangible assets to long term investments. The related intangible assets will continue to be amortized over their estimated useful lives. The Company does not believe this reclassification to be material to the financial statements. No other information in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 is being amended by this Form 8-K.
No other modifications or updates to the disclosures contained herein have been made in this Current Report on Form 8-K for events that occurred after February 27, 2009, the date of filing our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, with the SEC. The information in this Form 8-K should be read in conjunction with the Company’s Annual Report on Form 10-K and the Company’s filings made with the SEC subsequent to the filing of the Form 10-K, including any amendments to those filings.

Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description
23.1	Consent of Independent Registered Public Accounting Firm

99.1	Item 6: Selected Financial Data (adjusted to reflect the retrospective application of FSP APB 14-1)

99.2	Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations (adjusted to reflect the retrospective application of FSP APB 14-1)

99.3	Item 8: Financial Statements and Supplementary Data (including Notes to Consolidated Financial Statements adjusted to reflect the retrospective application of FSP APB 14-1)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2010	Life Technologies Corporation
	By:	/s/ David F. Hoffmeister
David F. Hoffmeister
Executive Vice President, Chief Financial Officer

Life Technologies Corporation
Current Report on Form 8-K
Exhibit Index

Exhibit No.	Description
23.1	Consent of Independent Registered Public Accounting Firm

99.1	Item 6: Selected Financial Data (adjusted to reflect the retrospective application of FSP APB 14-1)

99.2	Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations (adjusted to reflect the retrospective application of FSP APB 14-1)

99.3	Item 8: Financial Statements and Supplementary Data (including Notes to Consolidated Financial Statements adjusted to reflect the retrospective application of FSP APB 14-1)

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